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                                                                     EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 33-30328, Registration Statement No. 33-41769 and in Registration Statement No. 33-68896 of Imperial Holly Corporation, each on Form S-8, and in Registration Statement No. 333-40445 on Form S-4 of our report dated November 21, 1997 appearing in this Form 10-K of Imperial Holly Corporation for the six-month transition period ended September 30, 1997.

Houston, Texas
December 11, 1997


DELOITTE & TOUCHE LLP